Free Writing Prospectus	Filed Pursuant to Rule 433
(To the Prospectus dated April 4, 2011, as supplemented by	Registration Statement No. 333-173299
the Prospectus Supplement dated August 5, 2013)	August 7, 2013

Zions Direct Auctions - View Auction 8/7/13 7:01 AM

ABOUT PRODUCTS & SERVICES AUCTIONS BOND STORE TRADING UNIVERSITY THINK CUSTOMER SERVICE

OPEN ACCOUNT LOGOUT

ZIONS DIRECT Auctions 1.800.524.8875

AUCTIONS DIRECTORY ▼ MANAGE AUCTIONS MANAGE USERS MANAGE SITE MY ACCOUNT

SALTLAKEJF :: HOME :: HOME :: MANAGE AUCTIONS :: AUCTION #10609

Manage Auctions
- Create Auction
- Dashboard
- Markdown Help

Auction #10609
- View Auction
- View Parameters
- View Report
- View Participants
- View Audit Log
- Modify Auction
- Undisplay Auction
- End Resizing Phase
- Pull Auction
- Reset Auction
- Manage Documents
- View Calculator

View Auction

ZIONS BANCORPORATION

Zions Bancorporation / Preferred Stock

Series J Fixed/Floating Rate Non-Cumulative Perpetual Preferred, Non-Callable 10 Years, S&P:BB | Fitch:B | DBRS:B | Kroll:BB

The public offering price of each share will be $1,000.

Auction Status:	ACCEPTING BIDS
Auction Start:	8/7/2013 9:00 AM EDT
Auction End:	8/8/2013 3:00 PM EDT
Last Update:	**8/7/2013 9:01:11 AM EDT**

Security Type:	**Preferred Stock**
Coupon	To be determined in auction

Offering Documents

Auction Details

ISSUE INFORMATION

CUSIP Number:	989701BF3
Minimum Offering:	100,000
Maximum Offering:	195,152
Sizing Phase End:	8/8/2013 12:00 PM EDT
Bid Multiple:	Multiples of 0.05
Min. Yield:	6.650%
Max. Yield:	7.250%
Fixed Price:	$ 1,000.00

About the Issuer

BIDDING INFORMATION

Auction Phase:	Sizing
Current Principal Offered:	$ 100,000,000.00
Current Units Offered:	100,000
Number of Bidders:	0
Number of Bids:	0
Fixed Price:	$ 1,000.00
Current Market-Clearing Yield:	7.250%

Bids

Current Market-Clearing Yield: 7.250%

Bidder	Name	Acct. #	Units	Yield	Fixed Price	Timestamp	Potential Award	Potential Amount Due
No bids have been submitted.								

Direct Orders

#	Name	Act. #	Units	Price	Timestamp	Awarded	Due
No Direct Orders have been submitted.							

Note: This page will check for updates every 15 seconds.

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated August 5, 2013 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, you may request these documents by calling Deutsche Bank Securities Inc. toll-free at 1-800-503-4611, Goldman, Sachs & Co. toll-free at 1-866-471-2526 or Macquarie Capital (USA) Inc. toll-free at 1-888-268-3967.

https://www.auctions.zionsdirect.com/admin/auction/10609 Page 1 of 2

Zions Direct Auctions—View Auction 8/7/13 7:01 AM

https://www.auctions.zionsdirect.com/admin/auction/10609 Page 2 of 2

Our Affiliates:

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

NEWSLETTER Get market information, auction updates, new-issue alerts, and more. It’s weekly and it’s free! Email Address

OTHER PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

Zions Direct Auctions - Bidding Qualification 8/7/13 7:02 AM

ABOUT PRODUCTS & SERVICES AUCTIONS BOND STORE TRADING UNIVERSITY THINK CUSTOMER SERVICE

ZIONS DIRECT Auctions

OPEN ACCOUNT LOGOUT

1.800.524.8875

AUCTIONS DIRECTORY ▼ ISSUERS AUCTIONS UNIVERSITY DEMOS MY ACCOUNT

ZDTEST :: HOME :: HOME :: AUCTION #10609



ZIONS BANCORPORATION

Bidding Qualification

Zions Bancorporation / Preferred Stock

Series J Fixed/Floating Rate Non-Cumulative Perpetual Preferred, Non-Callable 10 Years, S&P:BB | Fitch:B | DBRS:B | Kroll:BB

Please confirm your agreement with each of the following by checking the box next to each statement.

☐ I agree that the following contact information is correct:

NAME:	Test For Zions Direct
E-MAIL:	auctions@zionsdirect.com
TELEPHONE:	800-524-8875

☐ I have accessed or received the Offering Documents.

☐ I understand that the depositary shares and underlying shares of this series Preferred Stock available through Zions Direct Auctions are securities and are not insured by the FDIC, are not deposits of any bank or the issuer and may lose value. All securities are subject to investment risk, including possible loss of your investment.

☐ By participating in this auction, I declare that my investment objective(s), time horizon and risk tolerance allow for the purchase of the securities being offered. Furthermore, I authorize Zions Direct to update my investor profile, if needed, to align my profile with this purchase.

☐ I understand that, while application will be made to list the depositary shares on the New York Stock Exchange, no assurance can be given that the depositary shares will be approved for listing. If the depositary shares are approved for listing, I understand that trading is expected to commence within 30 days of the intial delivery date of the depositary shares.

☐ I understand that Zions Direct is committed to conducting fair, open, and transparent auctions for the benefit of all participants. Zions Direct will not tolerate or conduct business with anyone who attempts to disrupt or manipulate the process for any auction. I agree that by participating in this auction I will not be engaging in any such attempt.

I Agree | I DO NOT Agree

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated August 5, 2013 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, you may request these documents by calling Deutsche Bank Securities Inc. toll-free at 1-800-503-4611, Goldman, Sachs & Co. toll-free at 1-866-471-2526 or Macquarie Capital (USA) Inc. toll-free at 1-888-268-3967.

NEWSLETTER Get market information, auction updates, new-issue alerts, and more. It's weekly and it's free! Email Address SUBMIT

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

ZIONS DIRECT

Our Affiliates: Amegy Bank, California Bank & Trust, The Commerce Bank of Oregon, The Commerce Bank of Washington, National Bank of Arizona, Nevada State Bank, Vectra Bank, Zions Bank

OTHER PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

https://www.auctions.zionsdirect.com/auction/10609/bidding_qualification Page 1 of 2

Zions Direct Auctions—Bidding Qualification 8/7/13 7:02 AM

https://www.auctions.zionsdirect.com/auction/10609/bidding_qualification Page 2 of 2

ZIONS DIRECT

Powered By

GRANT STREET GROUP

SOFTWARE THAT WORKS

SECURED BY Entrust a verify

Zions Direct Auctions - Bid Page 8/7/13 7:02 AM

ABOUT PRODUCTS & SERVICES AUCTIONS BOND STORE TRADING UNIVERSITY THINK CUSTOMER SERVICE

ZIONS DIRECT® Auctions

OPEN ACCOUNT LOGOUT

1.800.524.8875

AUCTIONS DIRECTORY ISSUERS AUCTIONS UNIVERSITY DEMOS MY ACCOUNT

ZDTEST :: HOME :: HOME :: AUCTION #10609

ZIONS BANCORPORATION

Bid Page

Zions Bancorporation / Preferred Stock

Series J Fixed/Floating Rate Non-Cumulative Perpetual Preferred, Non-Callable 10 Years, S&P:BB | Fitch:B | DBRS:B | Kroll:BB

The public offering price of each share will be $1,000.

Auction Status:	ACCEPTING BIDS
Auction Start:	8/7/2013 9:00 AM EDT
Auction End:	8/8/2013 3:00 PM EDT
Last Update:	8/7/2013 9:02:27 AM EDT

Security Type:	Preferred Stock
Coupon	To be determined in auction

Offering Documents

Auction Details

ISSUE INFORMATION

CUSIP Number:	989701BF3
Minimum Offering:	100,000
Maximum Offering:	195,152
Sizing Phase End:	8/8/2013 12:00 PM EDT
Bid Multiple:	Multiples of 0.05
Min. Yield:	6.650%
Max. Yield:	7.250%
Fixed Price:	$ 1,000.00

About the Issuer

BIDDING INFORMATION

Auction Phase:	Sizing
Current Principal Offered:	$ 100,000,000.00
Current Units Offered:	100,000
Number of Bidders:	1
Number of Bids:	1
Fixed Price:	$ 1,000.00
Current Market-Clearing Yield:	7.250%

ZDTEST

Current Market-Clearing Yield: 7.250%

AUCTION BIDS	Units	Yield	Price	Non-Competitive Bid	Submitted	"In the Money"	Amount Due
1			$ 1,000.00	☐			

Bid Row: + -

Bid Limit: $ 1,000,000.00

Calculate/Refresh Submit

Auction Activity

Current Market-Clearing Yield: 7.250%

Bidder	Units	Yield	Fixed Price	Timestamp	Potential Award	Potential Amount Due
#30768	30,000	--	$ 1,000.00	8/7/2013 9:01:27 AM	30,000 units	$ 30,000,000.00
				Auction Totals:	30,000 units	$ 30,000,000.00

Note: This page will check for updates every minute.

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated August 5, 2013 and other documents Zions Bancorporation has filed with the SEC for

https://www.auctions.zionsdirect.com/auction/10609/bid Page 1 of 2

Zions Direct Auctions—Bid Page 8/7/13 7:02 AM

https://www.auctions.zionsdirect.com/auction/10609/bid Page 2 of 2 more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions

Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, you may request these documents by calling Deutsche Bank Securities Inc. toll-free at 1-800-503-4611, Goldman, Sachs & Co. toll-free at 1-866-471-2526 or Macquarie Capital (USA) Inc.

toll-free at 1-888-268-3967.

Our Affiliates:

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

NEWSLETTER Get market information, auction updates, new-issue alerts, and more. It’s weekly and it’s free! Email Address

OTHER PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

Zions Direct Auctions - Review & Confirm Bid Submission 8/7/13 7:03 AM

ABOUT PRODUCTS & SERVICES AUCTIONS BOND STORE TRADING UNIVERSITY THINK CUSTOMER SERVICE

ZIONS DIRECT Auctions

OPEN ACCOUNT LOGOUT

1.800.524.8875

AUCTIONS DIRECTORY ISSUERS AUCTIONS UNIVERSITY DEMOS MY ACCOUNT

ZDTEST :: HOME :: HOME :: AUCTION #10609

ZIONS BANCORPORATION

Review & Confirm Bid Submission

Zions Bancorporation / Preferred Stock

Series J Fixed/Floating Rate Non-Cumulative Perpetual Preferred, Non-Callable 10 Years, S&P:BB | Fitch:B | DBRS:B | Kroll:BB

Bidder	Bid #	Units @ Price	Yield	Max. Award	Max. Amt. Due	Status
ZDTEST	1	1 @ $ 1,000.00	6.650%	1 Units	$ 1,000.00	NEW

Bid Limit: $ 1,000,000.00

I understand that I could be responsible for up to $ 1,000.00 on my award.

☐ I confirm the bids shown in the table above.

Cancel Confirm

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated August 5, 2013 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, you may request these documents by calling Deutsche Bank Securities Inc. toll-free at 1-800-503-4611, Goldman, Sachs & Co. toll-free at 1-866-471-2526 or Macquarie Capital (USA) Inc. toll-free at 1-888-268-3967.

NEWSLETTER Get market information, auction updates, new-issue alerts, and more. It's weekly and it's free! Email Address SUBMIT

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

ZIONS DIRECT Our Affiliates: Amegy Bank of Texas, California Bank & Trust, The Commerce Bank of Oregon, The Commerce Bank of Washington, National Bank of Arizona, Nevada State Bank, Vectra Bank, Zions Bank

OTHER PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

Powered By Grant Street Group Software That Works® Entrust ZIONS DIRECT

https://www.auctions.zionsdirect.com/auction/10609/bid Page 1 of 1